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                                                                     EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-46553 and 33-61724 of Nutramax Products, Inc. on Form S-3 and 33-47175 of Nutramax Products, Inc. on Form S-8 of our report dated November 24, 1998 (December 29, 1998 as to Note P and the second to last paragraph of Note F), appearing in this Annual Report on Form 10-K of Nutramax Products Inc., for the year ended October 3, 1998.


DELOITTE & TOUCHE LLP
Boston, Massachusetts
December 30, 1998